                                                               EXHIBIT 10.2


                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

  This agreement ("Agreement") has been entered into effective the 1st day of June, 2005 by and between President Casinos, Inc., a Delaware corporation ("Company"), and John S. Aylsworth, an individual ("Executive").
                                   RECITALS

  The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of the Executive to the Company as a member of the Company's management and to assure that the Company will have the continued dedication of the Executive. The Board desires to provide for the continued employment of the Executive on the terms hereof, and the Executive is willing to commit himself to continue to serve the Company. Therefore, the Board has caused the Company to enter into this Agreement.

                           IT IS AGREED AS FOLLOWS:

SECTION 1.  DEFINITIONS AND CONSTRUCTION

  1.1 DEFINITIONS. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below, unless the context plainly requires a different meaning.

    1.1(a) "CASH COMPENSATION" means the Executive's Annual Base Salary (as defined in Section 2.4(a)) plus the Incentive Bonus (as defined in Section 2.4(b)).

    1.1(b) "BOARD" means the Board of Directors of the Company.

    1.1(c) "COMPANY" means President Casinos, Inc., a Delaware corporation.

    1.1(d) "EMPLOYMENT PERIOD" means the period beginning on the Effective Date and ending at the end of the TERM of this agreement.

    1.1(e) "EFFECTIVE DATE" shall mean June 1, 2005.

    1.1(f) "TERM" means the period that begins on the Effective Date and ends on the earlier of: (i) December 1, 2005, or (ii) its Date of Termination as defined herein.

  1.2 GENDER AND NUMBER. When appropriate, pronouns in this Agreement used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

  1.3 HEADINGS. All headings in this Agreement are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used in this Agreement, the terms "Article" and "Section" mean the text that accompanies the specified Article or Section of the Agreement.

  1.4 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Missouri, without reference to its
       101 conflict of law principles.

SECTION 2.  TERMS AND CONDITIONS OF EMPLOYMENT

  2.1 PERIOD OF EMPLOYMENT. Throughout the Term of this Agreement, the Executive shall remain in the employ of the Company in accordance with the terms and provisions of this Agreement.

  2.2  POSITIONS AND DUTIES.

    2.2(a) Throughout the Term of this Agreement, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with those assigned to, or held and exercised by, the Executive on the Effective Date of this Agreement.

    2.2(b) Throughout the Term of this Agreement (but excluding any period of vacation and sick leave to which he is entitled), the Executive shall devote his full business time, attention and best efforts to the business and affairs of the Company and shall use his reasonable best efforts to perform faithfully and efficiently such responsibilities as are assigned to him under or in accordance with this Agreement; provided that, it shall not be a violation of this paragraph for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements, or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

  2.3 SITUS OF EMPLOYMENT. Through the Term of this Agreement, the Executive's services shall be performed at any appropriate location.

  2.4 COMPENSATION. The Executive's annual Compensation and other benefits described in this Section 2.4 shall be provided by the Company.

    2.4(a) BASE SALARY. During the Term, the Executive shall receive a base salary of $37,500 per month ("Base Salary") which shall be paid in accordance with the regular payroll practice of the Company.

    2.4(b) INCENTIVE BONUSES.

      (i) In addition to Base Salary, the Executive shall be entitled to participate in any incentive bonuses ("Incentive Bonuses") currently in effect at the Company.

      (ii) In further addition, in the event that the transaction between the Company and Columbia Sussex closes during the Term on terms which have been approved prior to the date of this Agreement in the Company's bankruptcy proceedings, Executive, if then employed by the Company, shall receive an additional amount equal to three (3) months' salary payable within ten (10) days of such closing.

    2.4(c) INCENTIVE, SAVINGS AND RETIREMENT PLANS. Throughout the Term of this Agreement, the Executive shall be entitled to participate in all incentive, savings and retirement plans generally available to other peer executives of the Company.

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    2.4(d) WELFARE BENEFIT PLANS. Throughout the Term of this Agreement (and thereafter, subject to Section 4.1(c) hereof), the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefits plans, practices, policies and programs provided by the Company (but limited, however, to medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent generally available to other peer executives of the Company.

    2.4(e) EXPENSES. Throughout the Term of this Agreement, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures generally applicable to other peer executives of the Company.

    2.4(f) FRINGE BENEFITS. Throughout the Term of this Agreement, the Executive shall be entitled to such fringe benefits as generally are provided to other peer executives of the Company.

    2.4(g) OFFICE AND SUPPORT STAFF. Throughout the Term of this Agreement, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to those generally provided to other peer executives of the Company.

    2.4(h) VACATION. Throughout the Term of this Agreement, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices generally provided with respect to other peer executives of the Company.

SECTION 3.  TERMINATION OF EMPLOYMENT.

  3.1 DEATH. The Executive's employment will terminate automatically upon the Executive's death during the Employment Period.

  3.2 DISABILITY. If the Company determines that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 7.1 of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable to perform the material duties of his position for a period of thirty (30) days by reason of a physical and/or mental condition during any 60-day period. "Disability" shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Executive will submit to such examinations and tests as such physician deems necessary to make any such Disability determination.

  3.3 TERMINATION FOR CAUSE. The Company may terminate the Executive's employment during the Employment Period for "Cause," which shall mean

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termination based upon: (i) any breach or failure to perform duties or follow instructions of the Board of Directors if not cured within thirty
(30) days after receipt of written notice of breach or failure, (ii) the Executive's commission of fraud, misappropriation, embezzlement or other acts of dishonesty, alcoholism, drug addiction or dependency or conviction of a felony or gross misdemeanor if the Board of Directors determines such conduct is materially adverse to the Company, (iii) the Executive's material breach of any provision of this Agreement, if not cured within thirty (30) days after written notice to Executive that a breach has occurred, (iv) based upon the Executive testing positive for a controlled substance on three occasions, (v) based upon the Executive failing on three occasions to pass a blood alcohol test at the level set for being intoxicated in the State in which the test is performed, or (vi) any gaming commission with jurisdiction over a facility owned, operated or managed by the Company which requires Executive's licensure, refuses or fails within a reasonable period of time to grant a license to Executive or suspends or revokes a license granted to Executive. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until he receives a Notice of Termination (as defined in Section 3.5) from the Chairman of the Compensation Committee of the Board.

  3.4 GOOD REASON. The Executive may terminate this employment with the Company for "Good Reason," which shall mean termination based upon:

      (i) a significant and adverse change in the nature or scope of position, authority, duties or responsibility;

      (ii) (a) the failure by the Company to continue in effect any material
(i) benefit or compensation plan, (ii) stock ownership plan, (iii) life insurance plan, (iv) health and accident plan, or (v) disability plan to which the Executive is entitled as specified in Section 2.4, (b) the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any plans described in Section 2.4, or deprive the Executive of any material fringe benefit enjoyed by the Executive as described in Section 2.4(f), or
(c) the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled as described in
Section 2.4(h), provided, however, if the Company discontinues one of the foregoing on a Company-wide or executive-level basis, such action shall not constitute Good Reason; or

      (iii) a material breach by the Company of any provision of this Agreement which has not been cured within thirty (30) days after receipt of written notice of such material breach.

  3.5 NOTICE OF TERMINATION. Any termination by the Company for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party, given in accordance with Section
7.1. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the

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Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

  3.6 DATE OF TERMINATION. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, the Date of Termination shall be the date or receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by him for Good Reason as provided in Section 3.4 hereof, the Date of Termination shall be the date on which the Company receives notice from the Executive of termination, (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, or (iv) if the Executive's employment is terminated by the Company other than for Cause, death, or Disability, the Date of Termination shall be the date of receipt of the Notice of Termination.

SECTION 4.  CERTAIN BENEFITS UPON TERMINATION.

  4.1 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. If (i) the Company shall terminate the Executive's employment without Cause, or (ii) the Executive shall terminate employment with the Company for Good Reason, the Executive shall be entitled to the benefits provided below:

    4.1(a) "Accrued Obligations": On the twentieth (20th) business day following the Date of Termination, the Company shall pay to the Executive the sum of (1) the Executive's Base Salary through the Date of Termination, to the extent not previously paid, (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon),
(3) any accrued vacation pay, in each case to the extent not previously paid, and in the event of a termination pursuant to Section 4.1, 4.2, 4.3 or
4.4 hereof.

    4.1(b) "Base Salary Continuation": For the remainder of the Term, the Company shall pay on a monthly basis to the Executive, the Executive's then-current Base Salary.

    4.1(c) "Welfare Benefit Continuation": For the remainder of the Term, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
Section 2.4(d) if the Executive's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of the Company as those provided generally to other peer executives and their families during the ninety (90) day period immediately preceding the Effective Date, or, if more favorable to the Executive, as those provided generally at any time after the Effective Date to other peer executives of the Company and their families; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall cease.

    4.1(d) "Other Benefits": To the extent not previously paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other vested amounts or vested benefits required to be

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paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families during the ninety (90) day period immediately preceding the Effective Date or, if more favorable to the Executive, as those provided generally after the Effective Date to other peer executives of the Company and their families.

    4.1(e) The provisions of Section 5 shall apply in the event of any termination pursuant to this Section 4.1.

    4.1(f) Pursuant to this Section 4.1(f), the Executive shall not be required to mitigate the amount of any payment provided for in this Section by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise other than pursuant to Section 4.1(c).

  4.2 DEATH. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for (i) payment of Accrued Obligations which have vested (as defined in Section 4.1)(a)) (which shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within twenty (20) days of the Date of Termination) and (ii) the timely payment or provision of Other Benefits which have vested (as defined in Section 4.1(d)), including death benefits pursuant to the terms of any plan, policy or arrangement of the Company.

  4.3. DISABILITY. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for
(i) payment of Accrued Obligations (as defined in Section 4.1(a)) (which shall be paid to the Executive in a lump sum in cash within twenty (20) days of the Date of Termination) and (ii) the timely payment or provision of Other Benefits which have vested (as defined in Section 4.1(d)), including disability benefits pursuant to the terms of any plan, policy or arrangement of the Company. The provisions of Section 5.1 and 5.2 shall apply in the event of termination hereunder.

  4.4 TERMINATION FOR CAUSE, OTHER THAN GOOD REASON. If the Executive's employment shall be terminated for Cause during the Term, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Accrued Obligations (as defined in Section 4.1(a)). If the Executive terminates employment with the Company during the Employment Period (excluding a termination for Good Reason), this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations (as defined Section 4.1(a)). In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination. If the Executive's employment shall terminate for the reasons stated in this Section, the provisions of Section 5 shall continue to apply.

  4.5 NON-EXCLUSIVITY OF RIGHTS. Except as provided in Sections 4.1(c), nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the

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Company and for which the Executive may qualify nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

  4.6 FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others other than an obligation on the part of the Executive to repay money borrowed from the Company. The Company agrees to pay to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee or performance thereof (including as a result of any contest by the Executive regarding the amount of any payment pursuant to this Agreement), provided, however, in the event the Executive is unsuccessful in enforcing a contractual right at issue no such reimbursement shall be made and, further provided, Executive shall reimburse Company for its reasonable legal fees if any claim by the Executive is found frivolous.

SECTION 5.  NON-COMPETITION WITH AND SERVICES FOR THE COMPANY.

  5.1  NON-COMPETE AGREEMENT.

    5.1(a) It is agreed that either: (i) during the Term of this Agreement and for a period ending one (1) year thereafter; or (ii) if the Executive's employment is terminated during the Term of this Agreement, then until the date one (1) year after the date of termination, the Executive shall not, without prior written approval of the Board, become an officer, employee, agent, partner, consultant or director of any business enterprise in substantial direct competition (as defined in Section 5.1(b)) with the Company.

    5.1(b) For purposes of Section 5.1, a business enterprise with which the Executive becomes associated as an officer, employee, agent, partner, consultant or director shall be considered in substantial direct competition if such entity competes with the Company in any business in which the Company is engaged and is within the Company's market area (as defined herein) as of the Date of Termination. The Company's market area is defined for this purpose as the area which constitutes the St. Louis, Missouri metropolitan area, and (a) if the Company becomes the successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), after the Effective Date, to all or substantially all of the business and/or assets of another business enterprise, the geographical areas in which such predecessor business enterprise conducts substantial business activity, (b) any other metropolitan area where the Company is conducting gaming operations under an effective gaming license, and (c) any metropolitan area with respect to which the Company has expended more than five hundred thousand dollars ($500,000) in development costs. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

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  5.2 CONFIDENTIAL INFORMATION. The Executive shall hold in fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. The Executive and the Company agree that neither of them shall disclose information of a derogatory nature about the other, that the Executive shall return all Company property in his possession on termination of employment, and that this Section 5.2 shall remain binding notwithstanding termination of employment for any reason. The parties agree that damages are an insufficient remedy if a party has breached the terms of this Section 5.2 and that a request for equitable relief is permitted.

  5.3 MODIFICATION. If any court of competent jurisdiction determines that, consistent with the established precedent of the forum of jurisdiction, any restriction contained in Section 5.1 of this Agreement is unenforceable or unreasonable, a lesser restriction shall be enforced in its place to the maximum extent deemed enforceable or reasonable, and the remaining covenants and restrictions shall be enforceable independently of each other.

SECTION 6.  SUCCESSORS.

  6.1 SUCCESSORS OF EXECUTIVE. This Agreement is personal to the Executive, and without the prior written consent of the Company, amounts receivable hereunder shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

  6.2 SUCCESSORS OF COMPANY. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

SECTION 7.  MISCELLANEOUS.

  7.1 NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to the Company shall be directed to the attention of the President of the Company with a copy to the Secretary of the Company, or to such other address as one

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party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt:

     Notice to Executive:

     John S. Aylsworth
     2240 Village Walk Drive
     #2307
     Henderson, Nevada  89052

     Notice to Company:

     President Casinos, Inc.
     802 North First Street
     St. Louis, Missouri  63102
     Attn:  Chairman of the Board

  7.2 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

  7.3 WITHHOLDING. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

  7.4 WAIVER. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3.4 shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

  7.5 REPLACEMENTS OF PRIOR AGREEMENT. This Agreement supersedes and replaces the Agreement between the undersigned and the Company dated December 15, 1994, June 26, 1998 and March 1, 1999.

  IN WITNESS WHEREOF, the Executive and the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                        /s/ John S. Aylsworth
                                    ------------------------------------
                                    JOHN S. AYLSWORTH


                                    PRESIDENT CASINOS, INC.

                                    By  /s/ John E. Connelly
                                      ----------------------------------

                                      Name:  JOHN E. CONNELLY

                                      Title:  CHAIRMAN OF THE BOARD

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